Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Securities Exchange Act of 1934
                         Pursuant to Section 13 or 15(d)


         Date of Report (Date of earliest event reported): March 6, 1998



                                    CASTELLE
             (Exact name of registrant as specified in its charter)



                                   California
                 (State or other jurisdiction of incorporation)


               0-220-20                                77-0164056
         (Commission File Number)         (IRS Employer Identification No.)




                             3255-3 Scott Boulevard
                              Santa Clara, CA 95054
                    (Address of principal executive offices)




       Registrant's telephone number, including area code: (408) 496-0474

Item 5.  Other Events
---------------------

     On March 6, 1998, Castelle issued a press release announcing fourth quarter and 1997 annual results and the restatement of earnings for 1996 and the first three quarters of 1997, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(c)      Exhibits.

Exhibit
Number                     Description

99.1                       Press Release, dated March 6, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Castelle



Dated: March 6, 1998         By: /s/  Randall I. Bambrough
                                      Randall I. Bambrough
                                      Chief Financial Officer, Vice President of
                                      Finance and Administration and Secretary

                                  EXHIBIT INDEX



Exhibit
Number                     Description

99.1                       Press Release, dated March 6, 1998.

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Art Bruno, Chairman                                  (408) 496-0474
Randall Bambrough, Vice President Finance  & CFO     (408) 496-0474


Santa Clara, California, March 6, 1998 - CASTELLE (Nasdaq-CSTL) today announced financial results for the fourth quarter and full year ended December 31, 1997, and a restatement of results for 1996 and the first three quarters of 1997 due to a change in the method of accounting from pooling-of-interest accounting to purchase accounting on the instructions from the Securities and Exchange Commission ("SEC") for the acquisition of Ibex Technologies, Inc. ("Ibex") in November 1996. The restatement, discussed in more detail below, resulted in certain amortization, restructuring and other charges being taken by the Company in the fourth quarter of 1996 and the first three quarters of 1997, but had no impact on cash or cash equivalent balances for these periods or on the financial results for the fourth quarter of 1997.

Net sales in the fourth quarter of 1997 were $5.3 million down from $8.1 million in the same period in 1996 (as restated). The company recorded a net loss for the fourth quarter of 1997 of $930,000 or $0.21 per share (diluted) on 4.5 million shares, compared to net income of $3.5 million or $0.84 per share (diluted) on 4.2 million shares for the comparable period of 1996 (as restated). Net income for the fourth quarter of 1996, excluding restructuring and other charges of $1.1 million and a one-time net tax benefit of $3.7 million, was $894,000 or $.21 per share (as restated).

Net sales for the year ended December 31, 1997 were $25.3 million compared to $29.5 million for the same period in 1996 (as restated). Net loss for the year ended December 31, 1997 was $6.9 million or $1.54 per share (diluted) on 4.5 million shares, compared to net income of $5.7 million or $1.45 per share (diluted) on 3.9 million shares for the comparable period of 1996 (as restated). Net loss for 1997, excluding restructuring and other charges of $6.2 million, a one-time net year-to date tax benefit of $732,000 and amortization of intangible assets of $574,000, was $829,000 or $.19 per share. Net income for 1996, excluding restructuring and other charges of $1.1 million and a one-time net year-to-date tax benefit of $3.7 million, was $3.1 million or $.79 per share (as restated).

"Castelle's fourth quarter revenues fell below our expectations," said Arthur Bruno, Chairman. "The Company's print server sales to the Pacific Rim were adversely impacted by a component shortage and business conditions in Asia that resulted in a significant revenue shortfall. In addition, our European sales continue below expectations and as such, a restructure of our sales efforts in that region is being implemented."

During the quarter, the Company successfully introduced FaxPress Version 4.0, the industry's first NT and NetWare fax server to support Internet faxing. The Company continues to solidify its Internet fax and print strategy with the release of an SMTP-based Internet email-to-fax gateway, the release of an Internet print server and the development of strategic alliances with ISPs. Castelle has recently won awards in the Internet arena, including the Editors' Choice Award for FaxPress from Internet Telephony magazine, and the "Best Web-Fax-Enabling Software" Award for InfoPress from The Kauffman Group.

The above results for 1996 and 1997 reflect the impact of a restatement of the manner in which the Company has accounted for the acquisition of Ibex in November 1996. Previously, the Company had accounted for the acquisition using pooling-of-interest accounting. However, the SEC has advised the Company that in its view the acquisition did not qualify as a pooling-of-interests for technical reasons and must be accounted for as a purchase. This conclusion was reached following initial questions raised by the SEC after a review of the Company's financial statements in the fourth quarter of 1997 and extensive subsequent discussions between the Company and the SEC which continued through February 1998. Due to the SEC's conclusions, the Company has now restated its financial statements for the fourth quarter of 1996, for the year 1996 as a whole and for the first three quarters of 1997 to account for the November 1996 Ibex acquisition as a purchase as follows:

                               (In thousands, except per share amounts)
                        THREE                                              NINE
                       MONTHS      YEAR      THREE MONTHS ENDED          MONTHS
                        ENDED     ENDED  ----------------------------     ENDED
                     12/31/96  12/31/96  3/28/97   6/27/97   9/26/97    9/26/97
                    ---------  --------  --------  --------  --------  ---------
 Net Sales:
    As reported       $ 8,525  $ 32,725  $ 6,419   $ 7,002   $ 6,597   $ 20,018

    As restated       $ 8,111  $ 29,461  $ 6,419   $ 7,002   $ 6,597   $ 20,018

 Net Income (loss):
    As reported       $ 3,166   $ 5,643    $ 367      $ 74  $ (1,490)  $ (1,049)

    As restated       $ 3,499   $ 5,724     $ 80    $ (213) $ (5,832)  $ (5,965)

 Net Income (loss) per share:
    As reported        $ 0.68    $ 1.20   $ 0.08    $ 0.02   $ (0.33)   $ (0.24)

    As restated        $ 0.84    $ 1.45   $ 0.02   $ (0.05)  $ (1.30)   $ (1.34)


In connection with the restatement of the Ibex acquisition as a purchase instead of a pooling-of-interests, the Company recorded in the fourth quarter of 1996 net tangible assets and identified intangible assets acquired from Ibex at their fair market value at that time of $142,000 and $2.7 million, respectively, and recorded goodwill in the amount of $3.0 million. In addition, a charge of $1.1 million (or $0.26 per share) was taken in the same quarter to reflect a write-off of Ibex's in-process research and development. A charge of $1.4 million relating to the acquisition costs of Ibex, originally booked in the fourth quarter of 1996, was reversed and included as part of the purchase price. 1996 net sales were reduced to reflect only one month of Ibex revenues rather than the 12 months previously recorded. Amortization charges with respect to the assets and goodwill acquired from Ibex were recorded in December 1996 and the first and second quarters of 1997, resulting in decreases in the net income previously reported in the amounts of $96,000, $287,000 and $287,000, respectively. Subsequently, the balance of the goodwill, $2.7 million, and the remaining value of intangible assets, $2.4 million, were entirely written off during the third quarter of 1997. This was done when the Company suffered significant losses on its current Ibex products due to increasing competition from Internet based applications and determined that the primary product under development by Ibex was not economically feasible. As a result, a restructuring charge previously taken in the third quarter of 1997 was increased from $1.2 million (or $0.26 per share) to $6.2 million (or $1.39 per share). Further, as a result of the restructuring write-off for the Ibex intangible assets and goodwill, the Company booked a benefit from taxes of $732,000 (or $0.16 per share) in the third quarter of 1997.

Castelle strongly advises users of its financial statements to consider the above facts and avoid relying on the previously issued (and now recalled) financial statements.

Because the intangible assets and goodwill recorded in connection with the Ibex acquisition as restated were entirely written-off by the end of the third quarter of 1997, the restatement had no impact on the financial results for the fourth quarter of 1997 and will not have any impact on the Company's financial results for 1998 or subsequent years. Furthermore, the restatement had no impact on cash or cash equivalent balances during the previous reporting periods nor will it have any impact on cash flow for future periods.

The Company is continuing to explore alternatives for enhancing stockholder value, including the possibility of merging with another company. C.E. Unterberg, Towbin is continuing to advise the Company with respect to potential opportunities in this regard.

Castelle, founded in 1987, designs, develops, markets and supports specialized network servers for increased productivity in workgroups and distributed enterprise applications. Products include: internetwork fax and print servers for workgroups, fax and e-mail on demand, fax gateways, plus fax broadcast and Web fax systems. Products are available through a worldwide network of distributors. The Company also has relationships with selected original equipment manufacturers and system integrators and sells software enhancements and upgrades directly to end users. The Company, publicly traded on the over-the-counter market under the NASDAQ symbol CSTL, is headquartered in Santa Clara, California. For more information, call 1-800-289-7555 or visit Castelle's web site at http://www.castelle.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including timely development, acceptance and pricing of new products and general economic conditions as they affect the Company's customers, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on form 10-KSB for the year ended December 31, 1996.

                                    CASTELLE
                      Condensed Consolidated Balance Sheets
                                    (audited)
                                  (in thousand)

                                           DECEMBER 31,       DECEMBER 31,
                                               1997                1996*
                                         --------------    ---------------
Assets:
   Current Assets:
     Cash and cash equivalents and
        restricted cash                         $6,329            $8,161
     Accounts receivable, net                    3,273             5,783
     Inventories                                 3,786             2,841
     Prepaid expense and other assets              573               626
     Deferred incomes taxes                        874             1,439
                                         --------------    ---------------
        Total Current Assets                    14,835            18,850

   Property, plant & equipment, net                938               593
   Goodwill, net                                    --             2,955
   Other assets, net                                93             2,777
   Deferred incomes taxes                        3,060             2,128

                                         --------------    ---------------
        Total Assets                           $18,926           $27,303
                                         ==============    ===============

Liabilities & Shareholders' Equity:
   Current Liabilities:
     Long-term debt, current                       $87                --
     Accounts payable                            1,312            $1,862
     Accrued liabilities                         2,620             3,825
                                         --------------    ---------------
        Total Current Liabilities                4,019             5,687

   Other long-term liabilities                      52                --
                                         --------------    ---------------
        Total Liabilities                        4,071             5,687

   Shareholders' equity                         14,855            21,616

                                         --------------    ---------------
        Total Liabilities & Shareholders'
        Equity                                 $18,926           $27,303
                                         ==============    ===============

------------
*as restated

                                    CASTELLE
                 Condensed Consolidated Statement of Operations
                     (in thousand, except per share amounts)

                                         THREE MONTHS           TWELVE MONTHS
                                      ENDED DECEMBER 31,     ENDED DECEMBER 31,
                                         (UNAUDITED              (AUDITED)
                                       ..................   ....................
                                         1997      1996*       1997       1996*
                                       --------  --------   ---------  ---------
    Net Sales                          $ 5,325   $ 8,111    $ 25,343   $ 29,461
    Cost of Sales                        2,644     3,608      11,836     14,993
                                       --------  --------   ---------  ---------
        Gross Profit                    2,681     4,503      13,507     14,468

    Operating Expenses:
        Research & Development             727       722       3,141      2,357
        Sales & Marketing                2,699     2,268       9,180      7,357
        General & Administrative           603       518       2,296      1,566
        Amort. of Intangible Assets         --        96         574         96
        Restructuring & Other Charges       --     1,079       6,224      1,079
                                       --------  --------   ---------  ---------
           Total Operating Expense       4,029     4,683      21,415     12,455

                                       --------  --------   ---------  ---------
    Income/(Loss) from Operations       (1,348)     (180)     (7,908)     2,013
                                       --------  --------   ---------  ---------
    Other Income, net                      124        47         281        183
                                       --------  --------   ---------  ---------
    Income/(Loss) before Taxes          (1,224)     (133)     (7,627)     2,196

    Benefit from Taxes                     294     3,632         732      3,528
                                       --------  --------   ---------  ---------
    Net Income/(Loss)                   $ (930)  $ 3,499    $ (6,895)   $ 5,724
                                       ========  ========   =========  =========
        Net Income/(Loss) per share    $ (0.21)   $ 0.84     $ (1.54)    $ 1.45

          Weighted average shares
             outstanding - diluted       4,489     4,161       4,470      3,942

  As a Percentage of Net Sales:

    Net Sales                           100.0%    100.0%      100.0%     100.0%
    Cost of Sales                        49.7%     44.5%       46.7%      50.9%
                                      --------  --------   ---------  ---------
        Gross Profit                     50.3%     55.5%       53.3%      49.1%

    Operating Expenses:
        Research & Development           13.7%      8.9%       12.4%       8.0%
        Sales & Marketing                50.6%     28.0%       36.2%      25.0%
        General & Administrative         11.3%      6.4%        9.1%       5.3%
        Amort. of Intangible Assets         --      1.1%        2.2%       0.3%
        Restructuring & Other Charges       --     13.3%       24.6%       3.7%
                                      --------  --------   ---------  ---------
           Total Operating Expense       75.6%     57.7%       84.5%      42.3%

                                      --------  --------   ---------  ---------
    Income/(Loss) from Operations      (25.3%)    (2.2%)     (31.2%)       6.8%
                                      --------  --------   ---------  ---------

    Other Income, net                     2.3%      0.6%        1.1%       0.7%
                                      --------  --------   ---------  ---------
    Income/(Loss) before Taxes         (23.0%)    (1.6%)     (30.1%)       7.5%

    Benefit from Taxes                    5.5%     44.7%        2.9%      11.9%
                                      --------  --------   ---------  ---------
    Net Income/(Loss)                  (17.5%)     43.1%     (27.2%)      19.4%
                                      ========  ========   =========  =========

------------
*as restated